UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 28, 2012

ROEBLING FINANCIAL CORP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-50969	55-0873295
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Route 130 South & Delaware Avenue, Roebling, New Jersey	08554
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (609) 499-0355

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ROEBLING FINANCIAL CORP, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01         Other Events.

On December 28, 2012, Roebling Financial Corp, Inc. (“Roebling”) announced its entry into a definitive agreement with TF Financial Corporation (“TF”) and its wholly owned subsidiary, 3rd Fed Bank providing for the acquisition of Roebling through the merger of Roebling with and into TF  and Roebling Bank with and into 3rd Fed Bank. For additional information, reference is made to the joint press release filed as Exhibit 99.1 hereto.

Important Additional Information.

In connection with the proposed merger of TF Financial Corporation and Roebling Financial Corp, Inc., TF will file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will include a proxy statement of Roebling and a prospectus of TF (“Proxy Statement/Prospectus”), which will be mailed to Roebling’s shareholders, as well as other relevant documents concerning the proposed merger.  SHAREHOLDERS OF ROEBLING ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION RELEVANT TO MAKING A VOTING OR INVESTMENT DECISION WITH RESPECT TO THE MERGER.

When available, a free copy of the Proxy Statement/Prospectus, as well as other filings containing information about TF and Roebling, may be obtained at the SEC’s website at www.sec.gov.  You will also be able to obtain these documents, free of charge, from TF on its website at www.thirdfedbank.com or from Roebling on its website at www.roeblingbank.com/investor.htm.

TF and Roebling and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Roebling in connection with the merger.  Information about the directors and executive officers of Roebling and their ownership of Roebling common stock is set forth in  Roebling’s Form 10-K, as filed with the SEC on December 19, 2012, and on Forms 3, 4 and 5 subsequently filed with the SEC by its officers and directors.  Information about the directors and executive officers of TF and their ownership of TF common stock is set forth in the proxy statement related to TF’s 2012 annual meeting of shareholders, as filed with the SEC on March 27, 2012, and on Forms 3, 4 and 5 subsequently filed with the SEC by its officers and directors.  Additional information regarding the interests of those participants and other persons who may be deemed participants in the solicitation of proxies may be obtained by reading the Proxy Statement/Prospectus when it becomes available.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.

Cautionary Statement Regarding Forward-Looking Statements.

Certain statements made in this filing may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, including statements related to the timing of the closing of the mergers, availability of future resources, improvement in operating efficiency, impact on earnings and statements about the ability of TF management to lead the combined company.  Although TF and Roebling believe that their expectations with respect to such forward-looking statements are based upon reasonable assumptions based on existing knowledge, the material factors and assumptions that could cause actual results to differ materially from current expectations include, without limitation, the following: the inability to close the merger in a timely manner; the inability to complete the merger due to the failure to obtain stockholder approval and adoption of the merger agreement and approval of the merger or the failure to satisfy other conditions to completion of the merger, including required regulatory and other approvals; the failure of the transaction to close for any other reason; the possibility that the integration of Roebling’s business and operations with those of TF may be more difficult and/or take longer than anticipated, may be more costly than anticipated and may have unanticipated adverse results relating to Roebling’s or TF’s existing businesses;  the challenges of integrating and retaining key employees; and other factors that may affect future results of the combined company described in the section entitled “Risk Factors” in the Proxy Statement/Prospectus to be mailed to Roebling’s shareholders.

Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to, those described in the cautionary language included under the heading “Management's Discussion and Analysis of Financial Condition and Results of Operations” in TF’s Form 10-K for the year ended December 31, 2011 and documents subsequently filed by TF with the SEC, including TF’s Form 10-Qs for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 and in Roebling’s Form 10-K for the year ended September 30, 2012 and documents subsequently filed by Roebling with the SEC.  Readers are strongly urged to read the full cautionary statements contained in these materials.  All of these documents are or will be available at the SEC’s website at www.sec.gov.  Neither TF, nor Roebling assume any duty to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits

99.1         Joint Press Release, dated December 28, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROEBLING FINANCIAL CORP, INC.
Date: December 28, 2012	By:	/s/ R. Scott Horner
R. Scott Horner President and Chief Executive Officer (Duly Authorized Representative)